FOR IMMEDIATE RELEASE


                                                                   JULY 22, 2003

                             For Further Information, Contact:
                             ---------------------------------------------------
                             Lawrence M. Higby           James E. Baker
                             Chief Executive Officer or  Chief Financial Officer
                             949.639.4960                949.639.2080


Apria Healthcare
26220 Enterprise Court
Lake Forest, California 92630
Tel 949.639.2000
Fax 949.587.1850


                           APRIA HEALTHCARE ANNOUNCES
                           SECOND QUARTER 2003 RESULTS

LAKE FOREST, CA... July 22, 2003... Apria Healthcare Group Inc. (NYSE: AHG) today announced its financial results for the quarter ended June 30, 2003. Revenues were $343.3 million for the second quarter of 2003, an 11% increase compared to revenues of $310.4 million for the second quarter of 2002. Net income for the second quarter of 2003 was $29.4 million or $0.53 per share (diluted), which represents a 12% increase over net income of $26.2 million or $0.47 per share for the second quarter of 2002.

         Earnings before interest, taxes, depreciation and amortization (EBITDA) was $84.8 million in the quarter ended June 30, 2003, compared to $75.1 million for the same quarter last year and improved to 24.7% of revenues. EBITDA is presented as a supplemental performance measure and is not meant to be considered as an alternative to net income or cash flows from operating activities or any other measure calculated in accordance with generally accepted accounting principles. Further, EBITDA may not be comparable to similarly titled measures used by other companies. A table reconciling EBITDA to net income is presented at the bottom of the condensed consolidated statements of income included in this release.

         At June 30, 2003, net days sales outstanding (DSO) were 52 days, down from 53 days at March 31, 2003.

         "We are very pleased with our continued revenue and EBITDA growth," said Lawrence M. Higby, President and Chief Executive Officer. "Apria continues to supplement internal growth with acquisitions. During the first half of 2003, we continued our acquisition strategy by acquiring 12 businesses with an aggregate purchase price of $44.6 million, all of which were funded by cash flow generated from operations."

         Apria provides home respiratory therapy, home infusion therapy and home medical equipment to patients in 50 states through approximately 415 branches. In 2002, Apria received HME News' HME Excellence Award as Best Respiratory Provider in the United States. With over $1.25 billion in annual revenues, Apria is the nation's leading homecare company.

         This release may contain statements regarding anticipated future developments that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Results may differ materially as a result of the risk factors included in the company's filings with the Securities and Exchange Commission and other factors over which the company has no control.

                          (financial tables attached)

                           APRIA HEALTHCARE GROUP INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                                JUNE 30,      DECEMBER 31,
(dollars in thousands)                                            2003           2002
-----------------------------------------------------------------------------------------
                                                              (unaudited)
                            ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                       $ 24,433       $ 26,383
Accounts receivable, net of allowance
   for doubtful accounts                                         196,588        185,298
Inventories, net                                                  29,391         27,067
Other current assets                                              45,208         51,613
                                                                --------       --------
     TOTAL CURRENT ASSETS                                        295,620        290,361

PATIENT SERVICE EQUIPMENT, NET                                   211,994        186,210
PROPERTY, EQUIPMENT & IMPROVEMENTS, NET                           51,885         54,134
OTHER ASSETS, NET                                                297,279        264,951
                                                                --------       --------
     TOTAL ASSETS                                               $856,778       $795,656
                                                                ========       ========

              LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities                        $171,919       $162,000
Current portion of long-term debt                                 28,508         21,713
                                                                --------       --------
     TOTAL CURRENT LIABILITIES                                   200,427        183,713

LONG-TERM DEBT, net of current portion                           234,269        247,655
OTHER NON-CURRENT LIABILITIES                                     15,219         12,979
                                                                --------       --------
     TOTAL LIABILITIES                                           449,915        444,347

STOCKHOLDERS' EQUITY                                             406,863        351,309
                                                                --------       --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $856,778       $795,656
                                                                ========       ========

                                     (more)

                           APRIA HEALTHCARE GROUP INC.

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)


                                                             THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                  JUNE 30,                  JUNE 30,
                                                            -------------------        -------------------
(dollars in thousands, except per share data)                  2003      2002            2003       2002
--------------------------------------------------------------------------------------------------------------------------

Respiratory therapy                                         $231,054   $205,263        $455,268   $408,495
Infusion therapy                                              61,031     57,636         119,834    111,419
Home medical equipment/other                                  51,199     47,526         103,251     91,856
                                                            --------   --------        --------   --------
     NET REVENUES                                            343,284    310,425         678,353    611,770

     GROSS PROFIT                                            251,444    225,942         494,352    445,168

Provision for doubtful accounts                               12,915     11,547          25,716     23,058
Selling, distribution and administrative expenses            187,515    167,913         368,487    334,021
Amortization of intangible assets                                715        665           1,411      1,336
                                                            --------   --------        --------   --------
     OPERATING INCOME                                         50,299     45,817          98,738     86,753
Interest expense, net                                          2,860      3,965           6,341      8,109
                                                            --------   --------        --------   --------
     INCOME BEFORE TAXES                                      47,439     41,852          92,397     78,644
Income tax expense                                            18,027     15,694          35,159     29,491
                                                            --------   --------        --------   --------
NET INCOME                                                  $ 29,412   $ 26,158        $ 57,238   $ 49,153
                                                            ========   ========        ========   ========

Income per common share- assuming dilution                  $   0.53   $   0.47        $   1.03   $   0.89
                                                            ========   ========        ========   ========

Weighted average number of common shares outstanding          55,453     55,420          55,423     55,519


RECONCILIATION - EBITDA:

  Reported net income                                       $ 29,412   $ 26,158        $ 57,238   $ 49,153
  Add back: Interest expense, net                              2,860      3,965           6,341      8,109
  Add back: Income tax expense                                18,027     15,694          35,159     29,491
  Add back: Depreciation                                      33,742     28,575          65,994     56,015
  Add back: Amortization of intangible assets                    715        665           1,411      1,336
                                                            --------   --------        --------   --------
EBITDA                                                      $ 84,756   $ 75,057        $166,143   $144,104
                                                            ========   ========        ========   ========

                                     (more)

                           APRIA HEALTHCARE GROUP INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                    SIX MONTHS ENDED
                                                                        JUNE 30,
                                                                ------------------------
(dollars in thousands)                                             2003          2002
----------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                      $  57,238      $  49,153
Items included in net income not requiring cash:
  Provision for doubtful accounts                                  25,716         23,058
  Depreciation and amortization                                    67,405         57,351
  Deferred income taxes and other                                  10,828         29,851
Changes in operating assets and liabilities,
   exclusive of effects of acquisitions                           (25,597)       (51,674)
                                                                ---------      ---------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                    135,590        107,739
                                                                ---------      ---------

INVESTING ACTIVITIES
Purchases of patient service equipment
  and property, equipment and improvements,
  exclusive of effects of acquisitions                            (81,072)       (57,105)
Proceeds from disposition of assets                                   349            144
Cash paid for acquisitions, including
  payments of deferred consideration                              (42,522)       (15,689)
                                                                ---------      ---------
     NET CASH USED IN INVESTING ACTIVITIES                       (123,245)       (72,650)
                                                                ---------      ---------

FINANCING ACTIVITIES
Net payments on debt                                               (7,738)       (10,156)
Capitalized debt issuance costs                                         -           (659)
Outstanding checks included in accounts payable                    (4,206)        (7,225)
(Repurchases) issuances of common stock, net                       (2,351)        (9,294)
                                                                ---------      ---------
     NET CASH USED IN FINANCING ACTIVITIES                        (14,295)       (27,334)
                                                                ---------      ---------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS               (1,950)         7,755
Cash and cash equivalents at beginning of year                     26,383          9,359
                                                                ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $  24,433      $  17,114
                                                                =========      =========

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